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              AMENDED AND RESTATED CREDIT AGREEMENT

                              among

                 MIDCOAST ENERGY RESOURCES, INC.
                           as Borrower


                    THE SUBSIDIARY GUARANTORS

                               and

                      BANK OF AMERICA, N.A.
                     as Administrative Agent


                          BANK ONE, NA
                      as Syndication Agent


                           CIBC, INC.
                     as Documentation Agent


                 BANC OF AMERICA SECURITIES LLC
                as Lead Arranger and Book Manager

                               and

                  CERTAIN FINANCIAL INSTITUTIONS

                           as Lenders

     _______________________________________________________
                          $265,000,000
  (including up to $50,000,000 Canadian Dollar Revolving Loan)

                        November 8, 1999

              AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of November 8, 1999, by and among MIDCOAST ENERGY RESOURCES, INC., a Texas corporation (herein called "Borrower"), BANK OF AMERICA, N.A., individually and as administrative agent (in its agency capacity herein called "Administrative Agent"), BANK ONE, NA, individually and as syndication agent (in its agency capacity herein called "Syndication Agent"), CIBC, INC., individually and as documentation agent (in its agency capacity herein called "Documentation Agent"), the Lenders referred to below and BANC OF AMERICA SECURITIES LLC, as lead arranger and book manager (herein called "Book Manager").

                            RECITALS:

     A. Borrower and various of its subsidiaries entered into an Amended and Restated Credit Agreement dated as of August 31, 1998 with Bank One, Texas, N.A., individually and as administrative agent, CIBC, Inc., individually and as syndication agent, and Bank of America, N.A., formerly known as NationsBank, N.A., individually and as documentation agent (the "Prior Credit Agreement").

     B. Borrower and the other parties to the Prior Credit Agreement desire to amend and restate the Prior Credit Agreement in its entirety pursuant to this Amended and Restated Credit Agreement to (i) increase the amount of the credit facility, (ii) permit additional parties to become Lenders, (iii) evidence more particularly their respective agreements and obligations in respect to the renewal, extension and rearrangement of the terms existing and arising under the Prior Credit Agreement, and the obligations, liabilities and indebtedness outstanding and arising thereunder.

     C. Subject to the terms and conditions hereof, and relying on the representations, warranties and covenants made by Borrower to Administrative Agent, Syndication Agent, Documentation Agent and Lenders (as hereafter defined), the Administrative Agent, Syndication Agent, Documentation Agent and Lenders are prepared to enter into this Agreement (as hereafter defined) and to make the Loans (as hereafter defined) contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, Borrower, Administrative Agent, Syndication Agent, Documentation Agent and Lenders agree to amend and restate the Prior Credit Agreement in its entirety as follows:


             ARTICLE I - Definitions and References

     Section 1.1 Defined Terms . As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

     "Acquisition Agreement" means that certain Asset Purchase
Agreement dated November 8, 1999, between Midcoast Kansas
Pipeline, Midcoast Kansas General and K-Pipe, relating to
Midcoast Kansas Pipeline's and Midcoast Kansas General's acquisition of all of the partnership interests in KPC, MarGasCo, Mid-Kansas, and Riverside.

     "Adjusted Base Rate" means the Base Rate plus the Applicable
Margin; provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

(i) "Adjusted Canadian Eurodollar Rate" means, for any Canadian Eurodollar Loan for any Interest Period therefor, the rate per annum equal to the sum of (a) the Applicable Margin plus
(b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing the Canadian Eurodollar Rate for such Canadian Eurodollar Loan for such Interest Period by 1 minus the Reserve Requirement for such Canadian Eurodollar Loan for such Interest Period; provided that no Adjusted Canadian Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted Canadian Eurodollar Rate for any Canadian Eurodollar Loan shall change whenever the Applicable Margin or the Reserve Requirement changes.
(ii)
(iii) "Adjusted Eurodollar Rates" means collectively the Adjusted Canadian Eurodollar Rate and the Adjusted U.S. Eurodollar Rate and "Adjusted Eurodollar Rate" means individually either the Adjusted Canadian Eurodollar Rate or the Adjusted U.S. Eurodollar Rate.
(iv)
(i)  (v)       "Adjusted U.S. Eurodollar Rate" means, for any
U.S. Eurodollar Loan for any Interest Period therefor, the rate per annum equal to the sum of the Applicable Margin plus the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing the U.S. Eurodollar Rate for such U.S. Eurodollar Loan for such Interest Period by 1 minus the Reserve Requirement for such U.S. Eurodollar Loan for such Interest Period; provided that no Adjusted U.S. Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted U.S. Eurodollar Rate for any U.S. Eurodollar Loan shall change whenever the Applicable Margin or the Reserve Requirement changes.
(vi)
(vii) "Administrative Agent" means Bank of America, N.A., as Administrative Agent hereunder, and its successors in such capacity.
(viii)
(ix)      "Affected Loans" has the meaning given that term in
Section 3.8.
(x)
(xi)      "Affected Type" has the meaning given that term in
Section 3.8.
(xii)
(xiii) "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power
(xiv)
(i) (a) in the case of a public company, to vote 20% or more, and in the case of a non-public company, to vote 50% or more, of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

     (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
     "Agreement" means this Credit Agreement.

     "Applicable Lending Office" means, for each Lender and for each Type of Loan, the Eurodollar Lending Office or Domestic Lending Office of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Margin" means for each Type of Loan and for the corresponding margin described below, the number of Basis Points designated below based on Borrower's Debt to Capitalization
Ratio, measured quarterly:

      Debt to            U.S.        Base Rate      Canadian
  Capitalization      Eurodollar      Margin       Eurodollar
       Ratio            Margin                       Margin
Less than or equal    100 Basis     zero Basis      100 Basis
      to 40%            Points        Points         Points
Less than or equal    125 Basis     zero Basis      125 Basis
to 50% but greater      Points        Points         Points
     than 40%
Less than or equal    150 Basis     zero Basis      150 Basis
to 60% but greater      Points        Points         Points
     than 50%
Less than or equal    175 Basis      25 Basis       175 Basis
to 65% but greater      Points        Points         Points
     than 60%
 Greater than 65%     200 Basis      50 Basis       200 Basis
                        Points        Points         Points

provided, however, that adjustments, if any, to the Applicable Margin based on changes in Borrower's Debt to Capitalization Ratio as set forth above shall be determined by Administrative Agent quarterly, based upon Borrower's most recently delivered quarterly financial statements, beginning with Borrower's financial statements for the period ended December 31, 1999, and shall become effective upon and following the date of such delivery; provided further, however, if Borrower shall fail to deliver any such quarterly financial statements within the time period required by Section 6.2(b), then the Applicable Margin for any Loan shall be that shown above for a Debt to Capitalization Ratio greater than 65%, it being understood that if and when such quarterly financial statements are subsequently delivered, then the Applicable Margin shall be readjusted, effective upon and following the date of such delivery, to that number of Basis Points designated above based on Borrower's Debt to Capitalization Ratio as reflected in such delivered quarterly financial statements. From the date of the first Borrowing through delivery of the Borrower's financial statements for the period ending December 31, 1999, the U.S. Eurodollar Margin and the Canadian Eurodollar Margin shall be 200 Basis Points and the Base Rate Margin shall be 50 Basis Points.

     "Assignment and Acceptance" means an assignment and acceptance which meet the requirement of Section 10.6(c).

     "Bank of America" means Bank of America, N.A.

     "Bankruptcy Code" means the United States Bankruptcy Code of
1979, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

     "Base Rate" means, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan which bears interest at the Base Rate.

     "Base Rate Margin" means the margin added to a Base Rate
Loan as set forth in the definition of "Applicable Margin".

     "Basis Point" and "bp"means one one-hundredth of one percent
(0.01%).

     "Book Manager" means Banc of America Securities LLC, as lead arranger and book manager hereunder, and its successors in such capacity.

     "Borrower" means Midcoast Energy Resources, Inc., a Texas corporation.

     "Borrowing" means a borrowing of new Loans of a single Type pursuant to Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of U.S. Eurodollar Loans and Canadian Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

     "Borrowing Notice" means a written request, or a telephonic request promptly confirmed in writing, made by Borrower which meets the requirements of Section 2.2.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Houston, Texas and San Francisco, California, and if such day relates to any Eurodollar Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

     "Butcher Interest Partnership" means Butcher Interest
Partnership, a Delaware partnership and an indirect 45% owned
Subsidiary of Borrower.

     "Canadian Dollars" and "C$" means the lawful currency of Canada.

     "Canadian Dollar Equivalent" of any amount of any currency at any date means (i) if such currency is Canadian Dollars, the amount of such currency, or (ii) if such currency is Dollars, the equivalent in Canadian Dollars of such amount of such currency, calculated on the basis of the buy rate of exchange of Administrative Agent for Canadian Dollars on the London market at approximately 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

     "Canadian Eurodollar Loan" means any Loan which Borrower has requested, in the initial Borrowing Notice for such Loan or a subsequent Borrowing Notice for a portion of such Loan, be made in or converted to Canadian Dollars and bear interest at the Adjusted Canadian Eurodollar Rate and which is permitted by the terms hereof to bear interest at the Adjusted Canadian Eurodollar Rate.

     "Canadian Eurodollar Margin" means the margin added to a Canadian Eurodollar Loan as set forth in the definition of "Applicable Margin".

     "Canadian Eurodollar Rate" means, with respect to any Interest Period for any Canadian Eurodollar Loan, the lesser of
(a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations for Canadian Dollars appearing on Telerate Page 3740 (or if such Telerate Page shall not be available, any successor or similar service selected by Administrative Agent and Borrower) as the London interbank offered rate as of approximately 11:00 a.m., London time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Canadian Dollar deposits in an amount comparable to the principal amount of such Canadian Eurodollar Loan and having a term comparable to the Interest Period for such Canadian Eurodollar Loan, and (b) the Highest Lawful Rate. If neither such Telerate Page 3740 nor any successor or similar service is available, the term "Canadian Eurodollar Rate" means, with respect to any Interest Period for any Canadian Eurodollar Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/16th of 1%) determined by Administrative Agent at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Canadian Eurodollar Loan to be the rate quoted by Administrative Agent for the offering by Administrative Agent to leading banks in the London interbank market of Canadian Dollar deposits in an amount comparable to the principal amount of such Canadian Eurodollar Loan and having a term comparable to the Interest Period for such Canadian Eurodollar Loan, and (b) the Highest Lawful Rate.

     "Canadian Subsidiaries" means collectively Midcoast Canada Capital, Inc., a corporation formed under the Business Corporation Act of the Province of Alberta, Midcoast Canada Operating Corporation, a corporation formed under the Business Corporation Act of the Province of Alberta, and any other Subsidiary organized under the laws of Canada or any Province of Canada, acquired or formed by a Restricted Person in compliance with the terms and provisions of this Agreement, giving effect to such acquisition or formation, and "Canadian Subsidiary" individually means any of the foregoing.

     "Cash Equivalents" means Investments in:

     (a) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States or an instrumentality or agency thereof and entitled to the full faith and credit of the United States;

     (b) certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through Administrative Agent, any Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000;

     (c) open market commercial paper, with maturities of no more than one year after acquisition thereof, which are rated at least P-2 by Moody's or A-2 by S&P;

     (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsections (a) and (b) above entered into with any commercial bank meeting the specifications of subsection (b) above;

     (e) other short-term Investments similar in nature and degree of risk to those described in clauses (a) through (d) above;

      (f)  money-market funds; and

      (g) stocks, bonds, notes or other securities accepted from customers in connection with good faith work-outs of past due receivables or in bankruptcy or insolvency proceedings.

     "Cash Flow Coverage Ratio" has the meaning given to such term in Section 7.12.

     "Change of Control" means any of (a) the acquisition by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 30% or more of the voting power of the outstanding shares of voting stock of Borrower, (b) 50% or more of the members of the Board of Directors of Borrower on any date shall not have been (i) members of the Board of Directors of Borrower on the date 12 months prior to such date or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of Borrower as constituted on the date 12 months prior to such date, (c) all or substantially all of the assets of Borrower are sold in a single transaction or series of related transactions to any Person, or
(d) Borrower merges or consolidates with or into any other Person, with the effect that immediately after such transaction the stockholders of Borrower immediately prior to such transaction hold less than a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction.

     "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Commitment" means the Dollar amount set forth opposite such Lender's name on its signature page hereto, as such Commitment may be reduced pursuant to Section 2.1, increased (as determined by such Lender in its sole and absolute discretion) pursuant to
Section 2.14, or reduced or increased pursuant to Section 10.6.

     "Commitment Letter" means that certain letter dated September 28, 1999 among Administrative Agent, Book Manager and Borrower relating to the agreement of Bank of America, N.A. to act as Administrative Agent, as supplemented by that certain letter dated October 22, 1999 among Administrative Agent, Book Manager and Borrower.

     "Commitment Percentages" means the commitment percentage set forth opposite such Lender's name on its signature page hereto, as such commitment percentage may be reduced pursuant to Section 2.1, increased (as determined by such Lender in its sole and absolute discretion) pursuant to Section 2.14, or reduced or increased pursuant to Section 10.6.

     "Commitment Period" means the period from and including the date hereof until the Maturity Date (or, if earlier, the day on which the obligations of Lenders to make Loans hereunder or the obligations of LC Issuer to issue Letters of Credit hereunder have been terminated or the Notes first become due and payable in full).

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated Subsidiaries and also, with respect to Borrower only, to the consolidation of any Subsidiary owned 40% or more by Borrower, regardless of whether such consolidation would be in accordance with GAAP. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Subsidiaries.

     "Contingent Obligation" shall mean, as to any Restricted Person, any obligation of such Restricted Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Restricted Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including any obligation of such Restricted Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Restricted Person in respect of any primary obligation, or otherwise to maintain the Net Worth or solvency of any other Restricted Person, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Restricted Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Restricted Person in good faith. For purposes of this Agreement, any indemnification obligations of Borrower in favor of K-Pipe shall be deemed a "Contingent Obligation" of Borrower.

     "Continuation" shall refer to the continuation pursuant to
Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan in the same currency from one Interest Period to the next Interest
Period.

     "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

     "Conversion" shall refer to a conversion pursuant to Section
2.3 or Sections 3.6, 3.7 and 3.8 of one Type of Loan into another
Type of Loan.

     "Current Assets" shall mean all assets which would, in accordance with GAAP, be included as current assets on a Consolidated balance sheet of Borrower and its Subsidiaries after eliminating any intercompany items, as of the date of calculation, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP, plus an amount equal to the lesser of (a) Unused Amount and (b) the maximum permissible borrowing under this Agreement, after giving effect to such borrowing.

     "Current Liabilities" shall mean all liabilities which would, in accordance with GAAP, be included as current liabilities on a Consolidated balance sheet of Borrower and its Subsidiaries as of the date of calculation, but excluding current maturities in respect of the Obligations.

     "Debt to Capitalization Ratio" means at any time the ratio of Borrower's Consolidated Total Funded Debt to the sum of (i)
Borrower's Consolidated Net Worth, plus (ii) Borrower's
Consolidated Total Funded Debt.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

(a) "Default Rate" means, at the time in question with respect to any Base Rate Loan or any amount paid by Administrative Agent pursuant to Section 6.9, the rate per annum equal to five percent (5%) above the Adjusted Base Rate then in effect and with respect to any Eurodollar Loan, the rate per annum equal to five percent (5%) above the Adjusted Eurodollar Rate then in effect for such Loan; provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.
(b)
(c) "Disclosure Report" means either a notice given by Borrower under Section 6.4 or a certificate given by Borrower's chief financial officer under Section 6.2(c).
(d)
(e)       "Disclosure Schedule" means Schedule 1 hereto.
(f)
(a)  (g)       "Distribution" means  any dividend or other
distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).
(h)
(i) "Documentation Agent" means CIBC, as Documentation Agent hereunder, and its successors in such capacity.
(j)
(k) "Dollar Equivalent" of any amount of any currency at any date means (i) if such currency is Dollars, the amount of such currency, or (ii) if such currency is any currency other than Dollars, the equivalent in Dollars of such amount of such currency, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of Administrative Agent for such currency on the London market at approximately 11:00 a.m., London time, on the date on or as of which such amount is to be determined.
(l)
(m) "Dollars" and "$" means the lawful currency of the United States.
(n)
(o) "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on its signature page hereto, or such other office as such Lender may from time to time specify to Borrower and Administrative Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Administrative Agent, the office, branch, or agency through which it administers this Agreement.
(p)
(q) "Domestic Subsidiary" shall mean any Subsidiary of Borrower incorporated or formed under the laws of any state of the United States or the District of Columbia.
(r)
(s) "EBITDA" means for any period, the sum of the following: (i) Net Income for such period; (ii) the amount of depreciation and amortization expense which was deducted from gross income in determining such Net Income for such period;
(iii) the amount of Interest Expense which was deducted in the calculation of such Net Income for such period; (iv) the amount of depletion expense which was deducted in the calculation of such Net Income for such period; and (v) the amount of income taxes deducted in the calculation of such Net Income for such period; less (y) any interest income included in the calculation of Net Income for such period; and (z) the amount of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and losses which were added in the calculation of such Net Income for such period, all as determined on a Consolidated basis. In calculating the Consolidated EBITDA of Borrower after the acquisition of any acquired company the historical EBITDA of such acquired company for the preceding four (4) consecutive fiscal quarters, as shown by the acquired company's most recent audited financial statements and subsequent unaudited interim statements (or such other financial statements as shall be acceptable to Administrative Agent in its sole and absolute discretion), shall be considered as part of Borrower's Consolidated EBITDA as of the date of the next quarter-ending period, with the oldest quarter being replaced by each succeeding quarter after such acquired company is acquired by any Restricted Person. If a division or group of assets is acquired by any Restricted Person, the term "acquired company" shall refer to such division or group of assets or its or their related EBITDA. Furthermore, in calculating Borrower's Consolidated EBITDA following the acquisition of an acquired company, the amount of pro forma Obligations including increased Interest Expense resulting from the acquisition of such acquired company and, subject to the prior approval of Lenders, any Indebtedness of such acquired company and interest expense associated therewith, either directly or indirectly, assumed by Borrower shall be taken into account as if such items had been outstanding for the preceding four (4) consecutive fiscal quarters. For purposes of Section 7.12, "EBITDA" shall exclude, as they relate to the acquisition of the assets pursuant to the Acquisition Agreement, any make whole premium, extraordinary charges and one time charges.
(t)
(a) "Eligible Transferee" means: (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States;
(c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or
(iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Administrative Agent and LC Issuer and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required on the date of the assignment to pay withholding taxes on interest or principal owed to such Person). No Restricted Person or any Affiliate of a Restricted Person shall be an Eligible Assignee.

     "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses
(whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

     "Escrow Agreement" shall mean the Escrow Agreement among Borrower, Administrative Agent, for the benefit of Lenders, and Cooperative Centrale Raiffkisen-Boerenleenbank BA, "Rabobank Nederland," New York branch substantially in the form attached hereto as Exhibit I.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Administrative Agent.

     "Eurodollar Loans" means collectively Canadian Eurodollar
Loans and U.S. Eurodollar Loans and "Eurodollar Loan" means individually either a Canadian Eurodollar Loan or a U.S.
Eurodollar Loan.

     "Eurodollar Rates" means collectively the Canadian
Eurodollar Rate and the U.S. Eurodollar Rate and "Eurodollar
Rate" means individually either the Canadian Eurodollar Rate or the U.S. Eurodollar Rate.

     "Event of Default" has the meaning given to such term in
Section 8.1.

     "Facility Amount" means $265,000,000, subject to increase to $400,000,000 pursuant to Section 2.14 and subject to reduction pursuant to Section 2.1.

     "Facility Usage" means, at the time in question, the aggregate amount of outstanding Loans and existing LC Obligations at such time.

     "Fee Letter" means that certain letter dated September 28, 1999 among Administrative Agent, Book Manager and Borrower relating to Borrower's payment of certain fees to Administrative
Agent.

(a) "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America on such day on such transactions as determined by Administrative Agent.
(b)
(c) "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.
(d)
(e)       "Fiscal Year" means a twelve-month period ending on
December 31 of any year.
(f)
(g) "Foreign Subsidiaries" means collectively Borrower's Subsidiaries listed in Section 5.14 of the Disclosure Schedule under the caption "Foreign Subsidiaries", together with all hereafter formed or acquired Subsidiaries of Borrower organized under laws other than the laws of any state of the United States or the District of Columbia, and "Foreign Subsidiary" means any one of such Foreign Subsidiaries.
(h)
(i) "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.
(j)
(k) "Guarantor" means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Administrative Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Administrative Agent pursuant to Section 6.17.
(l)
(m) "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.
(n)
(a)  (o)       "Hedging Contract" means  any agreement providing
for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, any option, futures or forward contract traded on an exchange, and any other derivative agreement or other similar agreement or arrangement.
(p)
(q) "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.
(r)
(s) "Indebtedness" of any Person means Liabilities in any of the following categories:
(a)
(a)       Liabilities for borrowed money;
(b)
(c) Liabilities constituting an obligation to pay the deferred purchase price of property or services ( other than potential liabilities tied to the occurrence of a contingent event, not to exceed $1,000,000 at any time);
(d)
(e)       Liabilities evidenced by a bond, debenture, note or
similar instrument;
(f)
(i) Liabilities which would under GAAP be shown on such Person's balance sheet as a liability, and are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for Contingent Obligations);
(ii)
(g)       Liabilities arising under Hedging Contracts;
(h)
(i) Liabilities constituting principal under leases capitalized in accordance with GAAP;
(j)
(k) Liabilities arising under conditional sales or other title retention agreements;
(l)
(m) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;
(n)
(o) Liabilities (for example, repurchase agreements, unconditional mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arise out of or in connection with the sale or issuance of the same or similar securities or property;
(p)
(q) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor;
(r)
(s) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or
(t)
(u) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;
(v)
(w) provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 60 days past the original invoice or billing date therefor.
(x)
(y) "Initial Financial Statements" means collectively (a) the audited annual Consolidated financial statements of Borrower dated as of December 31, 1998, (b) the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1999, (c) the audited annual Consolidated financial statements of KPC, MarGasCo, Mid-Kansas and Riverside dated as of December 31, 1998, (d) the unaudited quarterly Consolidated financial statements of KPC, MarGasCo, Mid-Kansas and Riverside dated as of June 30, 1999, and (e) a pro forma balance sheet as of June 30, 1999 reflecting Borrower's Consolidated assets, liabilities and stockholders' equity, giving effect to Borrower's acquisition of KPC, MarGasCo, Mid-Kansas and Riverside.
(z)
(aa)      "Insurance Schedule" means Schedule 3 attached hereto.
(bb)
(cc) "Interest Expense" means, for any period, the aggregate of all interest expense deducted in the calculation of the Net Income for such period.
(dd)
(a)  (ee)      "Interest Payment Date" means  with respect to
each Base Rate Loan, the last Business Day of each Fiscal Quarter, and with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six months in length, the date specified by Administrative Agent which is approximately three months after such Interest Period begins; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under
Section 8.1 (a) or (b).
(ff)
(gg) "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three, or six months thereafter, as Borrower may elect in such notice;
provided that:   any Interest Period which would otherwise end on
a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and notwithstanding the foregoing, any Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day, on the next preceding Business Day).
(hh)
(ii) "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.
(jj)
(a) "Investment" means any investment, made directly or indirectly, in any Person or any property, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise (other than current trade and customer accounts) and whether made in cash, by the transfer of property, or by any other means.

     "KPC" means Kansas Pipeline Company, a Kansas general partnership.

     "KPC Notes" means those certain 9.64% Senior Secured Notes dated June 15, 1992 in the aggregate principal amount of $91,000,000, issued by Syenergy Pipeline, L.P., a Kansas limited partnership, which notes are guaranteed by each of KPC, MarGasCo, Mid-Kansas and Riverside and the outstanding aggregate principal amount of which on the date hereof is $62,386,262.

     "K-Pipe" means K- Pipe Holding Partners, L.P., a Delaware limited partnership.

     "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of Canada or any other foreign country or any department, province or other political subdivision thereof.

     "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

     "LC Collateral" has the meaning given that term in Section
2.13(a).

     "LC Conditions" has the meaning given to such term in
Section 2.08.
     "LC Fronting Fee" has the meaning given that term in Section
2.11.

     "LC Issuance Fee" has the meaning given that term in Section
2.11.

     "LC Issuer" means Bank of America, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Administrative Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to Bank of America, N.A.

     "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC
Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

     "LC Sublimit" means a Dollar Equivalent amount equal to $25,000,000.

     "Lender Parties" means Administrative Agent, Syndication
Agent, Documentation Agent, LC Issuer, and all Lenders.

     "Lenders" means each signatory hereto (other than Borrower and any Restricted Person that is a party hereto), including Bank of America, N.A. in its capacity as a Lender hereunder rather than as Administrative Agent or LC Issuer, and the successors of each such party as holder of a Note.

     "Letter of Credit" means any standby letter of credit issued by LC Issuer hereunder at the application of Borrower and which Borrower may request be issued in either Dollars or Canadian
Dollars.

     "Liabilities" means, as to any Person, all Indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, all as required to be considered pursuant to GAAP.

     "Lien" means any interest in property securing Liabilities owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting property which secure Liabilities owed to, or a claim by, a Person other than the owner of such property (for the purpose of this Agreement, Borrower and any of its Subsidiaries shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

     "Loan" individually means any loan made in either Dollars or Canadian Dollars by any Lender to or for the benefit of Borrower pursuant to this Agreement, and "Loans" collectively means all loans made in either Dollars or Canadian Dollars by the Lenders to or for the benefit of Borrower pursuant to this Agreement and all payments made by L/C Issuer under all Letters of Credit issued in either Dollars or Canadian Dollars.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, the Commitment Letter, the Fee Letter and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets).

     "Majority Lenders" means Lenders whose aggregate Percentage
Shares equal or exceed sixty-six and two-thirds percent (66?%).

     "MarGasCo" means MarGasCo Partnership, an Oklahoma general partnership.

(a) "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to Borrower's Consolidated financial condition,
 Borrower's Consolidated operations, properties or prospects, considered as a whole, Borrower's ability to timely pay the Obligations, or the enforceability of the material terms of any Loan Documents.
(b)
(c) "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).
(d)
(e) "Maturity Date" means five (5) years from the date hereof.
(f)
(g) "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit which are then outstanding.
(h)
(i)       "Mexican Pesos" means the lawful currency of Mexico.
(j)
(k) "Mexican Subsidiary" means collectively Midcoast del Bajio S. de R.L.de C.V., a Mexican corporation, and any other Subsidiary organized under the laws of Mexico or any State of Mexico, acquired or formed by a Restricted Person in compliance with the terms and provisions of this Agreement, giving effect to such acquisition or formation, and "Mexican Subsidiary" individually means any of the foregoing.
(l)
(m) "Midcoast Kansas General" means Midcoast Kansas General Partner, Inc., a Delaware corporation and Subsidiary of Borrower.
(n)
(o) "Midcoast Kansas Pipeline" means Midcoast Kansas Pipeline, Inc., a Delaware corporation and Subsidiary of Borrower.
(p)
(q) "Mid-Kansas" means Mid-Kansas Partnership, a Kansas general partnership.
(r)
(s)       "Moody's" means Moody's Investors Service, Inc.
(t) "Net Income" means, for any period, the Consolidated net earnings of Borrower and its Subsidiaries for such period.
(u)
(v) "Net Worth" means, for any Person as of any date, the total Stockholders' Equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a Consolidated balance sheet of such Person and its Subsidiaries prepared as of such date in accordance with GAAP.
(w)
(x)       "Note" has the meaning given to such term in Section
2.1.
(y)
(z) "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party or any Affiliate of any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations and any obligation owing to a Lender in connection with any Hedging Contract. "Obligation" means any part of the Obligations.
(aa)
(bb)      "Other Taxes" has the meaning given that term in
Section 3.10(b).
(cc)
(i)       "Percentage Share" means, with respect to any Lender
(i) when used in Section 2.1, 2.2 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on its signature page hereto, as such percentage may be reduced or increased pursuant to
Section 10.6., and (ii) when used otherwise, the percentage obtained by dividing the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.10(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.10(c), by the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.
(ii)
(iii) "Permitted Canadian Investments" means (without duplication) equity Investments by a Restricted Person in a Canadian Subsidiary; provided that, after giving effect to the making by any Restricted Person of any equity Investment in a Canadian Subsidiary, the sum of (i) the Dollar Equivalent of the aggregate outstanding principal amount of all loans and advances made by all Restricted Persons to the Canadian Subsidiaries, plus
(ii) the Dollar Equivalent of the aggregate amount of all equity Investments made by all Restricted Persons in the Canadian Subsidiaries, would not exceed fifteen percent (15%) of Borrower's Consolidated total assets.
(iv)
(v) "Permitted Investments" means collectively: (1) Permitted Canadian Investments; (2) Permitted Mexican Investments; and (3) the purchase or acquisition by Borrower or any Guarantor of:
(vi)
          (a) assets consisting of hydrocarbon trucking operations, pipelines, processing plants, gathering lines and/or oil and gas properties (herein collectively called "Eligible Assets") (provided that all Eligible Assets acquired by Borrower or a Guarantor are located in the United States);

          (b) the stock or other ownership interests of any Person owning any Eligible Assets located in the United
     States;

          (c)  Cash Equivalents; and
           (d) interests in joint ventures doing business solely in the United States as to which Borrower or any of its Subsidiaries is a venturer, so long as such joint venture is engaged in the same line of business as Borrower (or such Subsidiary) as of the date hereof.

     "Permitted Liens" means (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (d) other Liens in favor of Administrative Agent and other Liens expressly permitted under the Security Documents, (e) Liens on property securing purchase money debt permitted by Section 7.1(c) incurred solely for the purpose of financing the acquisition of such property and Liens on property securing non-purchase money Indebtedness not to exceed the Dollar Equivalent of $500,000 in the aggregate, (f) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of property that do not (individually or in the aggregate) materially affect the value of assets encumbered thereby or materially impair the ability of Borrower or any Restricted Person to use such assets in their respective business, and none of which is violated in any material respect by existing or proposed structures or land use,
(g) Liens resulting from good faith deposits to secure the performance of statutory obligations, surety and appeal bonds, bids, or contracts, or leases made in the ordinary course of business, (h) Liens securing the KPC Notes, (i) Liens granted by Butcher Interest Partnership to secure its Liabilities to Bank of America in connection with the $6,100,000 Credit Agreement of even date herewith between Butcher Interest Partnership and Bank of America, and (j) encumbrances consisting of easements, licenses, and rights of way burdening real property owned by KPC, MarGasCo, Mid-Kansas and/or Riverside solely for purposes of installing and maintaining third party fiber optic lines and third party pipelines not used for the transportation of hydrocarbons.

     "Permitted Mexican Investments" means without duplication equity Investments by a Restricted Person in a Mexican Subsidiary; provided that, after giving effect to the making by any Restricted Person of any equity Investment in a Mexican Subsidiary, the sum of (i) the Dollar Equivalent of the aggregate outstanding principal amount of all loans and advances made by all Restricted Persons to the Mexican Subsidiaries, plus (ii) the Dollar Equivalent of the aggregate amount of all equity Investments made by all Restricted Persons in the Mexican Subsidiaries, would not exceed ten percent (10%) of Borrower's Consolidated total assets.

     "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "Prior Credit Documents" means that certain Amended and Restated Credit Agreement dated as of August 31, 1998 among Borrower, Borrower's Subsidiaries, Bank One, Texas, N.A., individually and as administrative agent, and the other lenders party thereto, together with the promissory notes, security agreements, security instruments and guaranties made by Borrower and/or its Subsidiaries in connection therewith.

     "Rating Agency" means either S&P or Moody's.

     "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted U.S. Eurodollar Rate or Adjusted Canadian Eurodollar Rate is to be determined, or
(b) any category of extensions of credit or other assets which include U.S. Eurodollar Loans or Canadian Eurodollar Loans.

     "Restricted Person" means any of Borrower, each Subsidiary of Borrower, Butcher Interest Partnership, and each Guarantor.

     "Riverside" means Riverside Pipeline Company, L.P., a Kansas limited partnership.

     "S&P" means Standard & Poor's Ratings Group (a division of
The McGraw Hill Companies, Inc.).

     "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Administrative Agent in connection with the Prior Credit Documents, this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

     "Security Schedule" means Schedule 2.

     "Stockholders' Equity" means, with respect to any Person as at any date of determination, the stockholders' equity of such Person, determined on a Consolidated basis.
     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned forty percent (40%) or more by such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

     "Syndication Agent" means Bank One, NA, as Syndication Agent hereunder, and its successors in such capacity.

     "Tangible Net Worth" shall mean for any Person (a) total assets, as would be reflected on a balance sheet of such Person prepared on a Consolidated basis (exclusive of patents, patent applications, trademarks, tradenames, copyrights, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill) minus (b) total liabilities, as would be reflected on a balance sheet of such Person prepared on a Consolidated basis.

     "Taxes" has the meaning given that term in Section 3.10(a).

(a) "Termination Event" means the occurrence with respect to any ERISA Plan of a reportable event described in Section 4043(b)(5) or (6) of ERISA or any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.
(b)
(c) "Total Funded Debt" means, without duplication, all Indebtedness for money borrowed including any subordinated indebtedness, the KPC Notes, purchase money mortgages, lease obligations capitalized in accordance with GAAP, amounts outstanding in respect of asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such Indebtedness, plus the net present value of future operating lease payments calculated using standard S&P methodology, plus the redemption amount with respect to any redeemable preferred stock of Borrower or any Subsidiary required to be redeemed within the next twelve (12) months. Total Funded Debt shall also include, without limitation, any Total Funded Debt which has been guaranteed by any Restricted Person or which is supported by a letter of credit issued for the account of any Restricted Person.
(d)
(e) "Tribunal" means any government, any arbitration panel, any court or any governmental department, central bank or comparable agency, commission, board, bureau, agency or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.
(f)
(g) "Type" of Loan is determined by reference to the interest rate applicable to such Loan and the currency in which such Loan is denominated, with a Base Rate Loan and a Eurodollar Loan being different Types of Loans, Loans in Dollars and Canadian Dollars being different Types of Loans and Eurodollar Loans having different Interest Periods being different Types of Loans.
(h)
(i)       "United States" means the United States of America.
(j)
(k) "U.S. Eurodollar Loan" means a Loan that bears interest at the Adjusted U.S. Eurodollar Rate.
(l)
(m) "U.S. Eurodollar Margin" means the margin added to a U.S. Eurodollar Loan as set forth in the definition of "Applicable Margin".
(n)
(o) "U.S. Eurodollar Rate" means, for any U.S. Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "U.S. Eurodollar Rate" means, for any U.S. Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).
(p)
(q)       "Unused Amount" means, at any time, an amount equal to
(a) the Facility Amount less (b) the Dollar Equivalent of Facility Usage at such time.
(r)
(s) "Unused Fee" means, for each day, an amount equal to the product of (a) the Unused Amount for such day times (b) the number of Basis Points designated in Section 2.5(b) based on Borrower's Debt to Capitalization Ratio for the prior Fiscal Quarter or as otherwise provided in Section 2.5(b)
(t)
(u) "Wholly Owned Domestic Subsidiary" shall mean any Domestic Subsidiary of Borrower which is directly or indirectly 100% owned by Borrower.
(v)
(w) "Wholly Owned Foreign Subsidiary" shall mean any Foreign Subsidiary of Borrower which is directly or indirectly 100% owned by Borrower.
(x)
(a) "Year 2000 Compliant" means, in regard to any Person, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such Person, will properly perform date sensitive functions before, during and after the year 2000.

2. Section 1.Exhibits and Schedules; Additional Definitions . All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.
3.
4. Section 1.Amendment of Defined Instruments . Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document; provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.
5.
6. Section 1.References and Titles . All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. All references in this Agreement to any Person refer to such Person's successors and assigns unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
7.
8. Section 1.Calculations and Determinations . All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.
9.
10. Section 1.Joint Preparation; Construction of Indemnities and Releases . This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification from or being released.
11.
           Remainder of Page Intentionally Left Blank.

          ARTICLE II - The Loans and Letters of Credit

1. Section 2.Commitments to Lend; Notes . Subject to the terms and conditions hereof, each Lender severally agrees to make Loans to Borrower upon Borrower's request from time to time during the Commitment Period; provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Loans, the Dollar Equivalent of the Facility Usage does not exceed the Facility Amount determined as of the date on which the requested Loans are to be made,
(c) after giving effect to such Loans, the Dollar Equivalent of such Lender's Loans and Percentage Share of any LC Obligations does not exceed such Lender's Commitment determined as of the date on which the requested Loans are to be made, and (d) the aggregate outstanding principal amount of Canadian Eurodollar Loans does not exceed Fifty Million Canadian Dollars (C$50,000,000). The aggregate amount of all Loans in any Borrowing consisting of Base Rate Loans must be greater than or equal to $1,000,000 or must equal the remaining availability under the Facility Amount and the aggregate amount of all Loans in any Borrowing consisting of Eurodollar Loans must be greater than or equal to $3,000,000. Borrower may have no more than seven (7) Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable on each Interest Payment Date as provided herein and therein. Each Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder. Borrower may, upon three (3) Business Days' prior written notice to Administrative Agent, irrevocably cancel all or any portion of the Unused Amount.
2.
3. Section 2.Requests for New Loans . Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:
4.
(i) specify the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), the length of the applicable Interest Period, and the respective amounts of such Eurodollar Loans to be made as U.S. Eurodollar Loans or Canadian Eurodollar Loans; and
(ii)
(iii) be received by Administrative Agent not later than 10:00 a.m., Houston time, on the day on which any such Base Rate Loans are to be made, or the third Business Day preceding the day on which any such Eurodollar Loans are to be made.
(iv)
(i) (v) Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent's office in Dallas, Texas (or such other office as may be designated in writing by Administrative Agent) the amount of such Lender's new Loan in the currency requested, in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Administrative Agent shall promptly make such Loans available to Borrower. Unless Administrative Agent shall have received prompt notice from a Lender that such Lender will not make available to Administrative Agent such Lender's new Loan, Administrative Agent may in its discretion assume that such Lender has made such Loan available to Administrative Agent in accordance with this section and Administrative Agent may, if it chooses in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Administrative Agent, such Lender and Borrower severally agree to pay or repay to Administrative Agent within three (3) days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Administrative Agent, with interest at the Federal Funds Rate, if such Lender is making such payment and the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pays or repays to Administrative Agent such amount within such three-day period, Administrative Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate applicable to Base Rate Loans, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

1. Section 2.Continuations and Conversions of Existing Loans . Borrower may make the following elections with respect to Loans already outstanding; provided, however, that Borrower comply with the minimum Borrowing amounts specified in Section 2.1: to convert Base Rate Loans to Eurodollar Loans; to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto; to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration; and to convert the currency of Loans from Dollars to Canadian Dollars and from Canadian Dollars to Dollars; provided, any conversion from Canadian Dollars to Dollars shall occur only on the last day of the Interest Period applicable thereto. If any Dollar Loan is converted into a Canadian Dollar Loan, the amount of the resulting Canadian Dollar Loan shall be equal to the Canadian Dollar Equivalent of such converted Dollar Loan and the aggregate outstanding principal amount of Canadian Dollar Loans shall not exceed Fifty Million Canadian Dollars (C$50,000,000); and, if any Canadian Dollar Loan is converted into a Dollar Loan, the amount of the resulting Dollar Loan shall be equal to the Dollar Equivalent of such converted Canadian Dollar Loan. In making the foregoing elections where there is no currency conversion involved, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than eight (8) Borrowings of Loans outstanding at any time, all Base Rate Loans constituting one Loan, each Borrowing consisting of U.S. Eurodollar Loans made by Lender at one time and for a particular Interest Period constituting one Loan and each Borrowing consisting of Canadian Eurodollar Loans made by Lenders at one time and for a particular Interest Period constituting one Loan. To make any such election, Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:
2.
(a)       specify the existing Loans which are to be continued or
converted;
(b)
(i) specify the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), the length of the applicable Interest Period, and the respective amounts of such Eurodollar Loans to be made as U.S. Eurodollar Loans or Canadian Eurodollar Loans; and
(ii)
(iii) be received by Administrative Agent not later than 10:00 a.m., Houston time, on the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.
(iv)
(v) Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three (3) days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.
(vi)
3. Section 2.Use of Proceeds . Borrower shall use up to $ [193,000,000] of the Loans under the Facility to finance its or any Restricted Person's purchase of the partnership interests in KPC, MarGasCo, Mid-Kansas and Riverside owned by K-Pipe pursuant to the Acquisition Agreement, and the balance of the Loans shall be used to (i) refinance Indebtedness owing under the KPC Notes,
(ii) refinance Indebtedness owing under the Prior Credit Documents, (iii) finance capital expenditures and acquisitions,
(iv) refinance Matured LC Obligations, and (v) provide working capital for its operations and for other general business purposes. Borrower shall use all Letters of Credit for its general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.
4.
5.        Section 2.Interest Rates and Fees .
6.
(a) Interest Rates. As provided in the Notes: (i) each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day; (ii) each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day; and (iii) if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default Rate. Past due payments of principal and interest shall also bear interest at the rates and in the manner set forth in the Notes.
(b)
(c) Unused Fees. In consideration of each Lender's Commitment to make Loans, Borrower will pay to Administrative Agent for the account of and ratable distribution to each Lender based on such Lender's Percentage Share, an Unused Fee during the Commitment Period determined on a daily basis on such Unused Fee being payable quarterly in arrears on the last Business Day of each Fiscal Quarter of Borrower and at the end of the Commitment Period, computed at a rate equal to the number of Basis Points designated below based on Borrower's Debt to Capitalization Ratio, measured quarterly:
(d)
      Debt to Capitalization Ratio             Unused Fee
       Less than or equal to 40%             20 Basis Points
 Less than or equal to 50% but greater       25 Basis Points
                than 40%
 Less than or equal to 60% but greater       35 Basis Points
                than 50%
 Less than or equal to 65% but greater       40 Basis Points
                than 60%
            Greater than 65%                 45 Basis Points

provided, however, that adjustments, if any, to the Unused Fee based on changes in Borrower's Debt to Capitalization Ratio as set forth above shall be determined by Administrative Agent quarterly, based upon Borrower's most recent quarterly financial statements, beginning with Borrower's statements for the period ended December 31, 1999; provided further, however, if Borrower shall fail to deliver any such quarterly financial statements within the time period required by Section 6.2(b), then the Unused Fee shall be that shown above for a Debt to Capitalization Ratio greater than 65%, it being understood that if and when such quarterly financial statements are subsequently delivered, then the Unused Fee shall be readjusted, effective upon and following the date of such delivery, to the Unused Fee designated above based on Borrower's Debt to Capitalization Ratio as reflected in such delivered quarterly financial statements. From the date of the first Borrowing through the delivery of the Borrower's financial statements for the period ending December 31, 1999, the Unused Fee shall be 45 Basis Points.

(a) Other Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay such other fees as may be agreed to in the Commitment Letter and Fee Letter.
(b)
2. Section 2.Optional Prepayments and Payment of Breakage Costs . (a) Subject to applicable provisions of this Agreement, Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one Type or with one Interest Period into Loans of another Type or with a different Interest Period; provided, however, that (i) Borrower shall give Administrative Agent notice of each such prepayment or conversion of all or any portion of a Eurodollar Loan no less than three (3) Business Days prior to prepayment or conversion, (ii) any Eurodollar Loan may be prepaid or converted only on the last day of an Interest Period for such Eurodollar Loan or as otherwise provided in Section 2.6(b), (iii) Borrower shall pay all accrued and unpaid interest on the amounts of Eurodollar Loans prepaid or converted, and (iv) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation , (v) the aggregate amount of all partial prepayments of the Notes equals $5,000,000 or any higher integral multiple of $1,000,000, and
(vi) Borrower shall not make any prepayments which would reduce the unpaid principal balance of all Loans to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Administrative Agent in its discretion that Lenders' legal rights under the Loan Documents, including the Security Documents, are in no way affected by such prepayment.
3.
4. (b) Borrower may prepay all or any portion of the principal amount of a Loan bearing interest at a Eurodollar Rate; provided that if Borrower makes any such prepayment other than on the last day of the applicable Interest Period, Borrower (i) with such prepayment, shall pay all accrued interest on the principal amount prepaid, (ii) if such prepayment is of a Canadian Eurodollar Loan, shall reimburse the Lenders and hold the Lenders harmless from all losses and expenses incurred by the Lenders as a result of any currency exchange losses related to funding such Canadian Eurodollar Loan, and (iii) on demand, shall reimburse the Lenders and hold the Lenders harmless from all losses and expenses incurred by the Lenders as a result of such prepayment, including, without limitation, any losses (including currency exchange losses) and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid ("breakage costs"). Such breakage costs with respect to the prepayment of U.S. Eurodollar Loans shall be calculated as though the Lenders funded the principal amount prepaid through the purchase of Dollar deposits in the London interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the U.S. Eurodollar Rate for such Interest Period, whether in fact that is the case or not. Such breakage costs with respect to the prepayment of Canadian Eurodollar Loans shall be calculated as though the Lenders funded the principal amount prepaid through the purchase of Canadian Dollar deposits in the London interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Canadian Eurodollar Rate for such Interest Period, whether in fact that is the case or not. Each Lender's determination of the amount of any such reimbursement shall be conclusive in the absence of manifest error.
5.
6.        Section 2.Mandatory Prepayments .
7.
8. (a) If at any time the Dollar Equivalent of the Facility Usage exceeds the Facility Amount, Borrower shall immediately upon Administrative Agent's demand prepay the principal of the Loans in an amount at least equal to such excess.
9.
10. (b) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.
11.
12. Section 2.Letters of Credit . Subject to the terms and conditions hereof, Borrower may during the Commitment Period request LC Issuer to issue one or more Letters of Credit; provided, after taking such Letter of Credit into account:
13.
14. (a) the Dollar Equivalent of the Facility Usage does not exceed the Facility Amount at such time;
15.
16. (b) the Dollar Equivalent aggregate amount of LC Obligations at such time does not exceed the LC Sublimit;
17.
18. (c) the expiration date of such Letter of Credit shall be no later than 365 days after the date of its issuance and prior to the end of the Commitment Period unless such Letter of Credit is issued in connection with Borrower's gas marketing activities, in which case the expiration date of such Letter of Credit shall be no later than 90 days after the date of its issuance and prior to the end of the Commitment Period;
19.
20. (d) the LC Issuer shall not be obligated to issue any Letter of Credit in any currency other than Dollars, Canadian Dollars or Mexican Pesos;
21.
22. (e) such Letter of Credit is to be used for general corporate purposes of a Restricted Person;
23.
24. (f) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of any Restricted Person;
25.
26. (g) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;
27.
28. (h) the form and terms of such Letter of Credit are acceptable to LC Issuer in its discretion; and
29.
30. (i) all other conditions in this Agreement and the LC Application to the issuance of such Letter of Credit have been satisfied.
31.
32. LC Issuer will honor any such request if the foregoing conditions (a) through (i) (the "LC Conditions") have been met as of the date of issuance of such Letter of Credit and Borrower will deliver to LC Issuer a certificate confirming conditions
(a), (b), (c), (e), (f) and (i) above, which certificate shall be delivered contemporaneously with the LC Application to the LC Issuer. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.
33.
34. Section 2.Requesting Letters of Credit . Borrower must make written application for any Letter of Credit at least two Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.8 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit G, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.8 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in Dallas, Texas. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.
35.
36.       Section 2.Reimbursement and Participations .
37.
(a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Default Rate applicable to Base Rate Loans.
(b)
(c) Letter of Credit Advances. If the beneficiary of any Letter of Credit presents a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof; provided that for the purposes of the first sentence of Section 2.1, the amount of such Loans shall be considered, but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.
(d)
(e) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and to induce LC Issuer to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk, an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer, through Administrative Agent, on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer through Administrative Agent pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer through Administrative Agent pursuant to this subsection is paid by such Lender through Administrative Agent to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender through Administrative Agent to LC Issuer pursuant to this subsection is not paid by such Lender through Administrative Agent to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate applicable to Base Rate Loans for a Debt to Capitalization Ratio greater than 65%.
(f)
(g) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute through Administrative Agent to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return through Administrative Agent to LC Issuer the portion thereof which LC Issuer has previously distributed to it.
(h)
(i) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.
(j)
(k) Section 2.Letter of Credit Fees . In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay to such LC Issuer for its own account, a per annum letter of credit fronting fee equal to the product of (i) twelve and one half Basis Points (12.5 bp) times (ii) the face amount of such Letter of Credit, calculated and payable as provided below (the "LC Fronting Fee") and (b) to Administrative Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee calculated as provided below (the "LC Issuance Fee"), but in no event less than $750, equal to the product of (i) the number of Basis Points designated below based on Borrower's Debt to Capitalization Ratio, measured quarterly times (ii) the face amount of such Letter of Credit:
(l)
      Debt to Capitalization Ratio          L/C Issuance Fee
       Less than or equal to 40%          100 Basis Points Per
                                                  Annum
 Less than or equal to 50% but greater    125 Basis Points Per
                than 40%                          Annum
 Less than or equal to 60% but greater    150 Basis Points Per
                than 50%                          Annum
 Less than or equal to 65% but greater    175 Basis Points Per
                than 60%                          Annum
            Greater than 65%              200 Basis Points Per
                                                  annum

The LC Fronting Fee and LC Issuance Fee will each be payable quarterly in arrears on the last Business Day of each Fiscal Quarter; provided, however, that adjustments, if any, to the LC Issuance Fee based on changes in Borrower's Debt to Capitalization Ratio as set forth above shall be determined by Administrative Agent quarterly, based upon Borrower's most recent quarterly financial statements, beginning with Borrower's statements for the period ended December 31, 1999; provided further, however, if Borrower shall fail to deliver any such quarterly financial statements within the time period required by
Section 6.2(b), then the LC Issuance Fee shall be that shown above for a Debt to Capitalization Ratio greater than 65%, it being understood that if and when such quarterly financial statements are subsequently delivered, then the LC Issuance Fee shall be readjusted, effective upon and following the date of such delivery, to the LC Issuance Fee designated above based on Borrower's Debt to Capitalization Ratio as reflected in such delivered quarterly financial statements. In addition to payment of the LC Fronting Fee and LC Issuance Fee, Borrower will pay LC Issuer's customary administrative issuance fees and administrative drawing fees upon any drawing under a Letter of Credit. From the date of the first Borrowing through delivery of the Borrower's financial statements for the period ending December 31, 1999, the LC Issuance Fee shall be 200 Basis Points.

1.        Section 2.No Duty to Inquire .
2.
(a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party; provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.
(b)
(c) Extension of Maturity. Subject to the conditions precedent specified in Section 4.3, if the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.
(d)
(e) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party; provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.
(f)
3.        Section 2.LC Collateral .
4.
5. (a) LC Obligations in Excess of Facility Amount. If, after the making of all mandatory prepayments required under
Section 2.7, the outstanding LC Obligations exceed the Facility Amount, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") and the other Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.
6.
7. (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding.
8.
9. (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such Cash Equivalents as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all Cash Equivalents purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral, Cash Equivalents and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.
10.
11. (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.
12.
13. Section 2.Increase in Facility Amount . So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time upon not less than thirty (30) days' prior written notice to Administrative Agent to increase the Facility Amount; provided, that in no event shall the Facility Amount be increased to an amount greater than $400,000,000; provided, further, that:
14.
15. (a) any increase in the Facility Amount which is accomplished by increasing the Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by Borrower, Administrative Agent, Syndication Agent, Documentation Agent and those Lender(s) whose Commitment(s) is or are being increased to reflect the revised Commitment amounts of each of the Lenders;
(ii) the outstanding Loans and Commitments will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and Borrower shall pay any and all costs required pursuant to Section
3.9 in connection with such reallocation as if such reallocation were a prepayment); and (iii) Borrower will deliver new Note(s) to the Lender or Lenders whose Commitment(s) is or are being increased reflecting the revised Commitment amount of such Lender(s) (in exchange for such Lender's or Lenders' old Note(s)); and
16.
17. (b) any increase in the Facility Amount which is accomplished by addition of a new Lender under the Agreement shall be accomplished as follows: (i) such new Lender shall be an Eligible Transferee and shall be subject to the consent of Administrative Agent and LC Issuer, which consent shall not be unreasonably withheld; (ii) this Agreement will be amended by Borrower, Administrative Agent, LC Issuer, Syndication Agent, Documentation Agent and by the party becoming an additional Lender hereunder to reflect the addition of such party as a Lender hereunder; (iii) Administrative Agent will deliver an updated schedule to Borrower and each of the Lenders reflecting the revised Commitment amounts and Commitment Percentages of each of the Lenders; (iv) the outstanding Loans and Commitment Percentages will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and Borrower shall pay any and all costs required pursuant to Section 3.9 in connection with such reallocation as if such reallocation were a prepayment); and (v) Borrower will deliver a new Note to such party.
18.
           Remainder of Page Intentionally Left Blank.

                ARTICLE III - Payments to Lenders

1.        Section 3.General Procedures .
2.
3.        (a)  Borrower will make each payment which it owes
under the Loan Documents to Administrative Agent for the account of the Lender Party to whom such payment is owed at the office of Administrative Agent in Dallas, Texas. All payments of principal or interest required pursuant to this Agreement or the Notes on or with respect to Canadian Base Rate Loans or Canadian
Eurodollar Loans shall be made in Canadian Dollars and in such funds as may then be customary for the settlement of
international transactions in Canadian Dollars, and all other payments required pursuant to this Agreement or the Notes shall be made in Dollars and in immediately available funds.
Notwithstanding the foregoing provisions of this Section 3.1(a), if, after the making of any Loan in Canadian Dollars, currency control or exchange regulations are imposed in Canada with the result that Canadian Dollars no longer exist or Borrower is not able to make payment to Administrative Agent for the account of the Lender Party to whom such payment is owed in Canadian
Dollars, then all payments to be made by Borrower hereunder in Canadian Dollars shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that Borrower takes all risks of the imposition of any such currency control or exchange regulations.
4.
5. (b) All payments by Borrower shall be without set-off, deduction or counterclaim, and in immediately available funds.
Each such payment must be received by Administrative Agent not later than 11:00 a.m., Houston time, on the date such payment becomes due and payable.  Any payment received by Administrative
Agent after such time will be deemed to have been made on the next following Business Day.  Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business
Day, and, in the case of a payment of principal or past due
interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due.  Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the office of Administrative Agent or such other places as designated in writing by Administrative Agent. When
Administrative Agent collects or receives money on account of the Obligations, Administrative Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:
6.
7.        (i)  first, for the payment of all Obligations which
are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.9 or due Administrative Agent and any other
Lenders as provided under Section 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);
8.
9.        (ii) then for the prepayment of amounts owing under the
Loan Documents (other than principal on the Notes) if so
specified by Borrower;
10.
11.       (iii)     then for the prepayment of principal on the
Notes, together with accrued and unpaid interest on the principal so prepaid; and
12.
13.       (iv) last, for the payment or prepayment of any other
Obligations.
14.
15. All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7.
All distributions of amounts described in any of subsections (i),
(ii), (iii) or (iv) above shall be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.10(c) or to Administrative Agent under Section 9.8, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.
16.
17.       Section 3.Intentionally Deleted .
18.
19.       Section 3.Intentionally Deleted .
20.
(a)       Section 3.Replacement of Lender Party .  If any Lender
Party seeks reimbursement for increased costs under Sections 3.5 or 3.6, then provided no Event of Default then exists, within ninety (90) days thereafter Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its Commitment hereunder to an Eligible Transferee reasonably acceptable to Administrative Agent, LC Issuer and to Borrower; provided that all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full by Borrower to such Lender Party concurrently with such assignment, and the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon together with all other accrued but unpaid fees and any costs or expenses payable by Borrower pursuant to Section 2.6(b) and Section 3.9. For purposes of this Section, the assignment by the Lender Party being replaced of its Note to the Eligible Transferee and the Eligible Transferee's purchase of such Lender Party's Note shall be treated for purposes of Section 2.6(b) and Section 3.9 as a prepayment by the Borrower of such Lender Party's Note for purposes of determining if any fees or expenses are payable under those sections, regardless of the fact that such Lender Party's Note was in fact assigned, not prepaid. In connection with any such assignment Borrower, Administrative Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with
Section 10.6. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender
Party which seeks reimbursement for increased costs under Sections 3.5 or 3.6 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.
(b)
21.       Section 3.Increased Cost and Reduced Return .
22.
(a) If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Tribunal or compliance by any Lender Party (or its Applicable Lending
Office) with any request or directive (whether or not having the force of Law) of any such Tribunal:
     (i) shall subject such Lender Party (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, its obligation to make Eurodollar Loans or change the basis of taxation of any amounts payable to such Lender Party (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender Party by the jurisdiction in which such Lender Party has its principal office or such Applicable Lending Office);

     (i) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the U.S. Adjusted Eurodollar Rate and Canadian Adjusted Eurodollar Rate, respectively) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender Party (or its Applicable Lending Office), including the Commitment of such Lender Party hereunder; or

     (i) shall impose on such Lender Party (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender Party (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender Party (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender Party on demand such amount or amounts as will compensate such Lender Party for such increased cost or reduction. If any Lender Party requests compensation by Borrower under this Section 3.5(a), Borrower may, by notice to such Lender Party (with a copy to Administrative Agent), suspend the obligation of such Lender Party to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender Party to receive the compensation so requested.

(a) If, after the date hereof, LC Issuer or any Lender Party shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Tribunal or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Tribunal has or would have the effect of reducing the rate of return on the capital of such Lender Party or any corporation controlling such Lender Party as a consequence of the obligations of LC Issuer or such Lender Party hereunder to a level below that which such Lender Party or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to LC Issuer or such Lender Party such additional amount or amounts as will compensate LC Issuer or such Lender Party for such reduction, but only to the extent that such Lender Party has not been compensated therefor by any increase in the applicable Adjusted Eurodollar Rate.
(b)
(c) LC Issuer and each Lender Party shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle LC Issuer or such Lender Party to compensation pursuant to this section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it. LC Issuer or any Lender Party claiming compensation under this section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, LC Issuer or such Lender Party shall act in good faith and may use any reasonable averaging and attribution methods.
(d)
2. Section 3.Limitation on Types of Loans . If on or prior to the first day of any Interest Period for a Eurodollar
Loan:
3.
(a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate for such Eurodollar Loan for such Interest Period; or
(b)
(c) the Majority Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Loans or for such Interest Period;
(d)
(e) then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lender Parties shall be under no obligation to make additional Eurodollar Loans, continue such Type of Eurodollar Loans or convert Base Rate Loans into such Type of Eurodollar Loans, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans of the effected Type, either prepay such Loans or convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.
(f)
4. Section 3.Illegality . Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender Party or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender Party shall promptly notify Borrower thereof and such Lender Party's obligation to make or continue Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender Party may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 1.5 shall be applicable).
5.
6. Section 3.Treatment of Affected Loans . If the obligation of any Lender Party to make a particular Type of Loan or to continue, or to convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 3.5,
3.6 or 3.7 (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender Party's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.7 hereof, on such earlier date as such Lender Party may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender Party gives notice as provided below that the circumstances specified in Section 3.5, 3.6 or 3.7 that gave rise to such Conversion no longer exist:
7.
(a) to the extent that such Lender Party's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender Party's Affected Loans shall be applied instead to its Base Rate Loans; and
(b)
(c) all Loans that would otherwise be made or continued by such Lender Party as Loans of the Affected Type shall be made or continued instead as Base Rate Loans, and all Loans of such Lender Party that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans.
(d)
(e) If such Lender Party gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in
Section 3.5, 3.6 or 3.7 that gave rise to the Conversion of such Lender Party's Affected Loans pursuant to this Section 3.8 no longer exist (which such Lender Party agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lender Parties are outstanding, such Lender Party's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lender Parties holding Loans of the Affected Type and by such Lender Party are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Facility Amount.
(f)
8. Section 3.Compensation . Upon the request of any Lender Party, Borrower shall pay to such Lender Party such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender Party) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:
9.
(a)       any payment, prepayment, assignment pursuant to Section
3.4 or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to
Section 8.2 on a date other than the last day of the Interest Period for such Loan); or
(b)
(c) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.
(d)
10.       Section 3.Taxes .
11.
(i) Any and all payments by Borrower to or for the account of any Lender Party, Administrative Agent or LC Issuer hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, including any withholding or other Canadian taxes imposed on any Lender Party in connection with Canadian Eurodollar Loans; excluding, in the case of each Lender Party, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender Party (or its Applicable Lending Office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender Party, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made,
 Borrower shall make such deductions, and Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.
(ii)
(b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
(c)
(d) Borrower agrees to indemnify each Lender Party for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this section) paid by such Lender Party and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.
(e)
(i) Each Lender Party organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender Party remains lawfully able to do
so), shall provide Borrower and Administrative Agent with a properly executed Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender Party is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.
(ii)
(f) For any period with respect to which a Lender Party has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 3.9(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 3.9(a) or 3.9(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.
(g)
(h) If Borrower is required to pay additional amounts to or for the account of any Lender Party pursuant to this section, then such Lender Party will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender Party, is not otherwise disadvantageous to such Lender Party and in the event Lender Party is reimbursed for an amount paid by Borrower pursuant to this Section 3.10, it shall promptly return such amount to Borrower.
(i)
(j) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.
(k)
(l) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this section shall survive the termination of the Commitment Period and the payment in full of the Notes.
(m)
           Remainder of Page Intentionally Left Blank.

          ARTICLE IV - Conditions Precedent to Lending

1. Section 4.Documents to be Delivered . No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit, unless
Administrative Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent and its counsel:
2.
(a) this Agreement and any other documents that Lenders are to execute in connection herewith;
(b)
(c)       each Note;
(d)
(e)       each Security Document listed in the Security Schedule;
(f)
(g)       certain certificates of Borrower including:
(h)
     (1) an "Omnibus Certificate" of the Secretary or Assistant Secretary and of the President or Chief Financial Officer of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein; a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization; and a copy of any bylaws of Borrower; and

     (i) a "Compliance Certificate" of the President or of the Chief Financial Officer of Borrower, of even date with such Loan or such Letter of Credit, in which such officer certifies to the satisfaction of the conditions set out in Sections 4.3(a), (b),
     (c) and (d); and

          (iii) a "Y2K Compliance Certificate" of the Chief Financial Officer of Borrower, of even date herewith, in which such officer certifies that (a) Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing Borrower and its Subsidiaries as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of Borrower and its Subsidiaries to successfully address the Year 2000 problem, and (b) Borrower's and its Subsidiaries' material computer applications will, on a timely basis, adequately address the Year 2000 problem in all material respects.

(a) certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction;
(b)
(c)       documents similar to those specified in subsections
(d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations;
(d)
(e) the favorable legal opinions of Porter & Hedges, L.L.P. and E. Chris Kaitson, General Counsel of Borrower, substantially in the forms set forth in Exhibit E;
(f)
(g)       the Initial Financial Statements;
(h)
(i) certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof;
(j)
(k) a certificate of the Secretary or Assistant Secretary of Borrower stating that attached thereto is a true, correct complete copy of a fully executed counterpart of the Acquisition Agreement, all schedules and exhibits thereto and all other documents, instruments and certifications executed and delivered in connection therewith;
(l)
(m) payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into;
(n)
(o) evidence that Borrower has obtained approvals required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended;
(p)
(i) documents confirming the refinancing of all Indebtedness under the Prior Credit Documents, assigning all promissory notes evidencing Indebtedness under the Prior Credit Documents and assigning Liens on any Restricted Person's property securing Indebtedness under the Prior Credit Documents to Administrative Agent for the benefit of Lender Parties and delivery to Administrative Agent of the originals of such promissory notes, endorsed to Administrative Agent, for the benefit of Lenders, amending and restating the credit facility under the Prior Credit Documents, and (iv) confirming the refinancing of all Indebtedness under the KPC Notes and (A) pledging the partnership interests in each of KPC, Mid-Kansas, MarGasCo and Riverside, and (B) assigning the KPC Notes and all Liens on any property of KPC, Mid-Kansas, MarGasCo and Riverside securing such Indebtedness to Administrative Agent for the benefit of Lenders.
(ii)
(q) Section 4.Closing of Acquisition . No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit, unless contemporaneously with the first Loan or Letter of Credit hereunder, Borrower shall have consummated the transactions contemplated under the Acquisition Agreement, in all matters satisfactorily to Administrative Agent. Borrower, for itself and on behalf of each Restricted Person, hereby acknowledges and agrees that the consummation of the transactions contemplated under this Agreement and the Acquisition Agreement, including the making of the Loans, are intended to be simultaneous for all intents and purposes, and each Restricted Person shall be deemed to have executed and delivered each Loan Document as set forth in
Section 4.1, including each Security Document, immediately prior to or simultaneously with the making of the Loans hereunder.
(r)
2. Section 4.Additional Conditions Precedent . No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first) or to increase the amount of, extend the maturity of, or make any material modification to, any Letter of Credit, unless the following conditions precedent have been satisfied:
3.
(a) all representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit;
(b)
(c) no Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit;
(d)
(e)       no Material Adverse Change shall have occurred since
June 30, 1999;
(f)
(g) each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit;
(h)
(i) the making of such Loan or the issuance, increase, extension, or material modification of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law; and
(j)
(i) Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions and certificates of public officials and of officers and representatives of Borrower and other Persons), as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, the satisfaction of all conditions contained herein or therein, and all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative Agent and its counsel in form, substance and date.
(ii)
4. Section 4.Funding Into Escrow . Prior to satisfying all the conditions precedent specified in this Article IV, Borrower has requested Lenders to fund into the escrow created pursuant to the Escrow Agreement an amount sufficient to fund Borrower's purchase obligations under the Acquisition Agreement. Subject to the following conditions, Lenders will fund the amount requested by Borrower through the Administrative Agent into the escrow account created pursuant to the Escrow Agreement:
5.
6. (a) Borrower will submit a Borrowing Notice for the amount to be funded into escrow and such funding will for all purposes be deemed and treated as a Loan under this Agreement and Borrower will be liable for and will pay interest, fees, costs, expenses and indemnities just as if such funding were a Loan for purposes of this Agreement and as if this Agreement had closed in the ordinary commercial meaning of such term. Such funding by each Lender will be evidenced by such Lender's respective Note and prior to such funding Borrower will sign all of the Loan Documents to which it or any Restricted Person is a party. Such funding will be deemed and treated as a Base Rate Loan and while the escrow is in existence, Borrower may not exercise any conversion rights under this Agreement.
7.
8. (b) Amounts funded into escrow pursuant to the Escrow Agreement will be disbursed only as specified in the Escrow Agreement and the Escrow Agreement will not be amended, modified or altered in any way without the written consent of Administrative Agent and each Lender.
9.
10. (c) Pursuant to the terms of the Escrow Agreement, amounts held in the escrow created pursuant to the Escrow Agreement may not be disbursed to any Person other than the Administrative Agent for the benefit of the Lenders (in the amount funded by each of them) unless all of the conditions precedent set forth in this Article IV are satisfied (or the Administrative Agent and all of the Lenders have agreed to waive any such conditions precedent).
11.
12.
           Remainder of Page Intentionally Left Blank.

           ARTICLE V - Representations and Warranties

     To confirm each Lender's understanding concerning Restricted
Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

1. Section 5.No Default . No event has occurred and is continuing which constitutes a Default.
2.
3. Section 5.Organization and Good Standing . Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to do so could not cause a Material Adverse Change. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable, except where the failure to do so could not cause a Material Adverse Change.
4.
5. Section 5.Authorization . Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.
6.
(a) Section 5.No Conflicts or Consents . The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not conflict with any provision of any Law, the organizational documents of any Restricted Person, or any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, result in the acceleration of any Indebtedness owed by any Restricted Person, or result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents and Acquisition Agreement, no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or the Acquisition Agreement or to consummate any transactions contemplated by the Loan Documents or the Acquisition Agreement.
(b)
7. Section 5.Enforceable Obligations . This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.
8.
9. Section 5.Initial Financial Statements . Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof.
Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in Section 5.6 of the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.
10.
11.       Section 5.Other Obligations and Restrictions.   No
Restricted Person has any outstanding Liabilities of any kind (including Contingent Obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.
12.
13. Section 5.Full Disclosure . No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person that has not been disclosed to each Lender in writing which could cause a Material Adverse Change.
14.
(a) Section 5.Litigation . Except as disclosed in the Initial Financial Statements or in Section 5.9 of the Disclosure Schedule there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.
(b)
15. Section 5.Labor Disputes and Acts of God . Except as disclosed in Section 5.10 of the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.
16.
(a) Section 5.ERISA Plans and Liabilities . All currently existing ERISA Plans are listed in Section 5.11 of the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in Section 5.11 of the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in
Section 5.11 of the Disclosure Schedule or a Disclosure Report no "accumulated funding deficiency" (as defined in Section
412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits.
(b)
(c) Section 5.Environmental and Other Laws . Except as disclosed in Section 5.12 of the Disclosure Schedule or a Disclosure Report: Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all material licenses and permits required under any such Laws;
 none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.
(i)
17. Section 5.Names and Places of Business . No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in Section 5.13 of the Disclosure Schedule. Except as otherwise indicated in Section 5.13 of the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto. Except as indicated in Section
5.13 of the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.
18.
19. Section 5.Borrower's Subsidiaries . Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in Section 5.14 of the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, limited liability company, joint venture or association of any type whatsoever except those listed in Section
5.14 of the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Section 5.14 of the Disclosure Schedule.
20.
21. Section 5.Title to Properties; Licenses . Each Restricted Person has good and defensible title to all of the Collateral and to all of its material properties and assets, free and clear of all Liens, encumbrances, or adverse claims other than Permitted Liens and of all impediments to the use of the Collateral and such properties and assets in such Restricted Person's business. Each Restricted Person possesses all licenses, permits, franchises, easements, rights of way, patents, copyrights, trademarks and trade names, and real, personal and intellectual property rights (or otherwise possesses the right to use such real, personal and intellectual property rights without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such real, personal and intellectual property rights or the right to use any intellectual property.
22.
23. Section 5.Government Regulation . Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services, except as disclosed in Section 5.16 of the Disclosure Schedule. 24.
25. Section 5.Insider . No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C.
 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.
26.
27. Section 5.Solvency . Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).
28.
29.       Section 5.Refunds .  Except as disclosed in Section
5.19 of the Disclosure Schedule, no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any other Tribunal exist which could result in any Restricted Person being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons by any such Restricted Person in any instance where such refund would result in a Material Adverse Change.
30.
31. Section 5.Acquisition Agreement . The transactions contemplated by the Acquisition Agreement have closed or will close into escrow simultaneously with the funding of the initial Loans hereunder and neither Borrower nor K-Pipe has waived nor shall waive, or in any way amend, without the prior written consent of the Lenders, the terms of the Acquisition Agreement, including any condition to the obligations to close as so set forth therein. A true and complete copy of the Acquisition Agreement (including all exhibits, schedules and amendments thereto) has been delivered to Administrative Agent pursuant to
Section 4.1(j), and a true and complete copy of each document delivered at the closing of the Acquisition Agreement will be delivered to Lenders on the closing date. K-Pipe is not in default under the Acquisition Agreement or under any instrument or document to be delivered in connection with the Acquisition Agreement. The representations and warranties made in the Acquisition Agreement by K-Pipe will be true and correct in all material respects (except for changes expressly provided for therein or herein) on and as of the closing date as though made on and as of such date.
32.
33. Section 5.Year 2000 Compliance . Borrower and its Subsidiaries are Year 2000 Compliant.
34.
35. Section 5.Nature of Contracts . Restricted Persons have not entered into contracts, agreements or any other understandings which are now or at the time entered into were for speculative purposes.
36.
37.
           Remainder of Page Intentionally Left Blank.

         ARTICLE VI - Affirmative Covenants of Borrower

     To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

1. Section 6.Payment and Performance . Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.
2.
3.        Section 6.Books, Financial Statements and Reports .
Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Borrower's expense:
4.
(a) As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by PricewaterhouseCoopers, L.L.P., or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.
(b)
(c)       As soon as available, and in any event within sixty
(60) days after the end of each Fiscal Quarter, Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.
(d)
(e) (c) In addition Borrower will, within sixty (60) days after the end of each Fiscal Quarter in each Fiscal Year and within one hundred twenty days after the end of each Fiscal Year, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that the financial statements as of the end of such Fiscal Quarter or Fiscal Year, as the case may be, are accurate and complete (subject, in the case of interim financial statements, to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter or Fiscal Year, as the case may be, with the requirements of Sections 7.12, 7.13, 7.14 and 7.15 and stating that no Default exists at the end of such Fiscal Quarter or Fiscal Year, as the case may be, or at the time of such certificate or specifying the nature and period of existence of any such Default.
(f)
(g) (d) Within five (5) Business Days of their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.
(h)
(i) (e) Borrower will, within sixty (60) days after the end of each Fiscal Year, furnish a certificate in the form of Exhibit H signed by the chief financial officer of Borrower.
(j)
(k) (f) Within thirty (30) days from the date hereof, certificates of Borrower's and each Guarantor's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower or such Guarantor owns property subject to Security Documents
(l)
5. Section 6.Other Information and Inspections . Each Restricted Person will furnish to each Lender any information which Administrative Agent may from time to time reasonably request concerning any covenant, provision, representation or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses, properties, financial condition and operations and statements and schedules identifying and describing the Collateral and all other reports and information requested in connection with the Collateral, all in reasonable detail. Each Restricted Person will permit representatives appointed by Administrative Agent (and after the occurrence and during the continuance of an Event of Default, representatives appointed by any Lender) (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) upon reasonable notice to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives (and after the occurrence and during the continuance of an Event of Default, any Lender or its representatives) to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents, the Acquisition Agreement and the KPC Notes and to discuss all such matters with its officers, employees and representatives. Each Restricted Person will keep adequate records concerning the Collateral.
6.
7. Section 6.Notice of Material Events and Change of Address . Borrower will promptly notify Administrative Agent and each Lender Party in writing, stating that such notice is being given pursuant to this Agreement, of:
8.
(a)       the occurrence of any Material Adverse Change;
(b)
(c)       the occurrence of any Default;
(d)
(e) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change;
(f)       the occurrence of any Termination Event;
(g)
(h) any claim of $3,000,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties; and
(i)
(j) any suit or proceeding involving any Restricted Person as a defendant or in which any property of any Restricted Person is subject to a claim and in which the amount involved is $3,000,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought.
(k)
(l) Upon the occurrence of any of the foregoing, Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Administrative Agent and Administrative Agent's counsel in writing at least twenty (20) Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.
(m)
9. Section 6.Maintenance of Properties . Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.
10.
11. Section 6.Maintenance of Existence and Qualifications . Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.
12.
(a) Section 6.Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will timely file all required tax returns, timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, timely pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business, pay and discharge when due all other Liabilities now or hereafter owed by it, and maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.
(b)
13.       Section 6.Insurance .
14.
(a) Each Restricted Person shall at all times maintain (at its own expense) insurance for its property in accordance with the Insurance Schedule and insurance with respect to all Collateral which constitutes goods in such amounts, against such risks, in such form and with such financially sound and reputable insurers as shall be satisfactory to Administrative Agent from time to time. Upon demand by Administrative Agent any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Administrative Agent, for the benefit of the Lenders, as its interests may appear, (ii) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen (15) days' prior notice to Administrative Agent, (iii) to provide for any other matters specified in any applicable Security Document or which Administrative Agent may reasonably require, and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in the amounts set out on the Insurance Schedule.
(b)
(c) (b) Each policy for liability insurance shall provide for all losses to be paid on behalf of Administrative Agent (for the benefit of Lender Parties) and Restricted Persons as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to Administrative Agent. Each such policy shall in addition (i) name the appropriate Restricted Person and Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon Administrative Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by such Restricted Person, (iii) provide that there shall be no recourse against Administrative Agent or Lenders for payment of premiums or other amounts with respect thereto, and
(iv) provide that at least thirty (30) days' prior written notice of cancellation or of lapse shall be given to Administrative Agent by the insurer. Each Restricted Person will, if so requested by Administrative Agent, deliver to Administrative Agent original or duplicate policies of such insurance and, as often as Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.
Each Restricted Person will also, at the request of Administrative Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.
(d)
(e) (c) Reimbursement under any liability insurance maintained by Restricted Persons pursuant to this Section 6.8 may be paid directly to the Person who has incurred the liability covered by such insurance. With respect to any loss involving damage to Collateral which constitutes goods as to which subsection (d) of this Section 6.8 is not applicable, each Restricted Person will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each Restricted Person pursuant to this Section 6.8 shall be paid to such Restricted Person by Administrative Agent as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired.
(f)
(g) (d) Upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a loss in excess of $3,000,000 of any Collateral which constitutes goods during any twelve month period, all insurance payments in respect of such loss or destruction of Collateral shall be paid to Administrative Agent and applied against the Obligations.
(h)
15. Section 6.Performance on Borrower's Behalf . If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Administrative Agent may pay the same. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.
16.
17. Section 6.Interest . Borrower hereby promises to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender Party) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.
18.
19. Section 6.Compliance with Agreements and Law . Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.
20.
21.       Section 6.Environmental Matters; Environmental Reviews
 .
22.
(a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.
(b)
(c) Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which Borrower has notice, pending or threatened against any Restricted Person, by any Tribunal with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with such Restricted Person's ownership or use of its properties or the operation of its business.
(d)
(e) Borrower will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person in connection with such Restricted Person's ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.
(f)
23. Section 6.Evidence of Compliance . Each Restricted Person will furnish to Administrative Agent and each Lender at such Restricted Person's or Borrower's expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.
24.
25.       Section 6.Agreements Regarding Collateral and Security
Documents .
26.
(a) All Liens securing the Prior Credit Documents shall be assigned to Administrative Agent for the benefit of Lender Parties. All stock certificates of any Subsidiary pledged to secure the Prior Credit Documents shall be delivered to Administrative Agent for the benefit of Lender Parties. Borrower hereby grants Administrative Agent, for the benefit of Lender Parties, a security interest in all property and stock certificates assigned to Administrative Agent as security for the Obligations.
(b)
(c) The KPC Notes and the Liens on assets of the partnerships being acquired by Borrower which presently secure the KPC Notes shall be assigned and delivered to Administrative Agent for the benefit of Lender Parties.
(d)
(e) The Liens assigned to Administrative Agent shall be held by Administrative Agent but shall not be filed of record unless either (i) a Default or Event of Default shall occur or
(ii) Administrative Agent deems it necessary to record such Lien assignments to maintain the validity and/or priority of such assigned Liens.
(f)
(g) If a Default or Event of Default exists Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent, for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person.
(h)
(i) (e) Borrower will immediately pledge to Administrative Agent, for the ratable benefit of Lender Parties, as security for the Obligations, Borrower's direct or indirect equity ownership interest in, and any loans or advances to, any Person that becomes a Subsidiary of Borrower (directly or indirectly) or any Person in whom Borrower, directly or indirectly, while owning an equity interest, does not own a sufficiently large equity interest for such Person to be Subsidiary as defined in this Agreement; provided, however, if Borrower would be subject to any deemed dividend or similar adverse tax consequence as a result of a pledge of all of the stock of a Foreign Subsidiary, then Borrower is obligated to pledge to Administrative Agent as security for the Obligations only so much of such stock as would not result in such adverse tax consequence; provided further, however, that Borrower shall not be obligated to comply with the terms of this Section 6.14(e) with respect to any such Subsidiary or other Person unless and until the Dollar Equivalent aggregate book value or estimated fair market value of the assets of such Subsidiary or other Person (or Borrower's ownership interest therein) equals $500,000 or more.
(j)
27. Section 6.Perfection and Protection of Security Interests and Liens . Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Administrative Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations. 28.
(a)       Section 6.Bank Accounts; Offset.   To secure the
repayment of the Obligations Borrower hereby grants to each Lender Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender Party at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against any and all monies, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender Party, and any other credits and claims of Borrower at any time existing against any Lender Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.
(b)
29.       Section 6.Guaranties of Borrower's Subsidiaries .
30.
31. (a) Each Wholly Owned Domestic Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent an absolute and unconditional guarantee of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guarantee shall be satisfactory to Administrative Agent in form and substance; provided, however, that Borrower shall not be obligated to comply with the terms of this Section 6.17(a) with respect to any such Wholly Owned Domestic Subsidiary until the Dollar Equivalent aggregate book value of the assets or estimated fair market value of such Wholly Owned Domestic Subsidiary equals $500,000 or more. Subject to the provisos at the end of the preceding sentence, each Wholly Owned Domestic Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of its Wholly Owned Domestic Subsidiaries required to guarantee the Obligations to deliver to Administrative Agent, simultaneously with its delivery of such a guarantee, written evidence satisfactory to Administrative Agent and its counsel that such Wholly Owned Domestic Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guarantee and any other documents which it is required to execute.
32.
33. (b) Each Wholly Owned Foreign Subsidiary now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent an absolute and unconditional guarantee of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guarantee shall be satisfactory to Administrative Agent in form and substance; provided, however, that Borrower shall not be obligated to comply with the terms of this Section 6.17(b) with respect to any such Wholly Owned Foreign Subsidiary until the Dollar Equivalent aggregate book value of the assets or estimated fair market value of such Wholly Owned Foreign Subsidiary equals $500,000 or more; provided further, however, if Borrower would be subject to any deemed dividend or similar adverse tax consequence as a result of a guarantee of the Obligations by a Wholly Owned Foreign Subsidiary, then such Wholly Owned Foreign Subsidiary is obligated to guarantee only so much of the Obligations as would not result in such adverse tax consequence. Subject to the provisos at the end of the preceding sentence, each Wholly Owned Foreign Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of its Wholly Owned Foreign Subsidiaries required to guarantee the Obligations to deliver to Administrative Agent, simultaneously with its delivery of such a guarantee, written evidence satisfactory to Administrative Agent and its counsel that such Wholly Owned Foreign Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guarantee and any other documents which it is required to execute.
34.
35.       Section 6.18   Year 2000 Compliance .  Borrower shall
perform all acts reasonably necessary (and will cause its Subsidiaries to perform all acts reasonably necessary) to ensure that Borrower and its Subsidiaries and any business in which Borrower or its Subsidiaries holds a substantial interest continue to be Year 2000 Compliant. Borrower shall, immediately upon request, provide to the Administrative Agent such certifications or other evidence of Borrower's compliance with the terms of this section as the Administrative Agent may from time to time require.
36.
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          ARTICLE VII - Negative Covenants of Borrower

     To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise, no Restricted Person shall:

1. Section 7.Indebtedness . Except as otherwise provided in Section 7.2, create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of sixty (60) days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (c) purchase money Indebtedness not to exceed the Dollar Equivalent of $1,000,000 in the aggregate during the term of this Agreement incurred solely for the purpose of financing the acquisition of fixed assets, including any extensions, renewals and replacements thereof, (d) Indebtedness which has been subordinated to the Obligations in form and substance and upon terms satisfactory to Administrative Agent and Majority Lenders, (e) inter-company Indebtedness (i) incurred by Borrower or any Guarantor and payable to Borrower or another Guarantor, or
(ii) incurred by a Canadian Subsidiary and payable to Borrower, a Guarantor or another Canadian Subsidiary, including any extensions, renewals and replacements of any such inter-company Indebtedness; provided that the sum of (A) the Canadian Dollar Equivalent of the aggregate outstanding principal amount of all loans and advances made by Restricted Persons to Canadian Subsidiaries, plus (B) the Canadian Dollar Equivalent of the aggregate amount of all equity Investments made by Restricted Persons in Canadian Subsidiaries, does not exceed at any time during the term of this Agreement fifteen percent (15%) of Borrower's Consolidated total assets, and (f) operating leases entered into in the ordinary course of business but not to exceed at any one time the Dollar Equivalent of $10,000,000, (g) Indebtedness associated with leases which in accordance with GAAP would be capitalized but not to exceed at any one time the Dollar Equivalent of $10,000,000, (h) Liabilities of Butcher Interest Partnership to Bank of America under their Credit Agreement of even date herewith, (i) Hedging Contracts with third Persons existing on the date hereof, and (j) future Hedging Contracts with third Person relating to commodities or commodity prices.. 2.
3. Section 7.Contingent Obligations . Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds and other similar instruments provided in the ordinary course of business but not to exceed in the aggregate at any one time the Dollar Equivalent of $10,000,000, (b) existing guaranties to Pan Grande Joint Venture not to exceed $12,000 in the aggregate, which guaranties cannot be increased, (c) any indemnification obligations of Borrower in favor of K-Pipe, (d) the obligations of any Restricted Person in its capacity as a general partner of Butcher Interest Partnership, a Delaware general partnership, and
(f) guarantees by a Restricted Person of Indebtedness of another Restricted Person permitted under Section 7.1.
4.
5. Section 7.Liens . Create, incur, assume, or suffer to exist any Lien on any of its properties or assets, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.
6. Section 7.Sales of Assets . Sell, transfer, or otherwise dispose of its properties or assets, whether now owned or hereafter acquired, except for (a) sales, transfers or dispositions in the ordinary course of business not to exceed the Dollar Equivalent of $5,000,000 per year up to an aggregate during the term of this Agreement of $10,000,000, (b) transfers of assets among Borrower and Subsidiary Guarantors of $5,000,000 per year up to an aggregate during the term of this Agreement of $10,000,000, and (c) transfers of assets from Borrower to a non-Guarantor Subsidiary or from a Guarantor Subsidiary to non-Guarantor Subsidiary in an amount not to exceed the Dollar Equivalent of $500,000 in the aggregate in any twelve month period; provided that after giving effect to such sale, transfer or other disposition no Default or Event of Default would exist. Administrative Agent is hereby authorized to execute on behalf of all Lenders, without the joinder of or further action by any Lender, any release or similar instrument necessary in connection with any sale of assets permitted by this Agreement.
7.
8. Section 7.Leasebacks . Enter into any agreement to sell or transfer any property and thereafter rent or lease as lessee such property or other property intended for the same use or purpose as the property sold or transferred except for sales or transfers not to exceed the Dollar Equivalent of $5,000,000 per year up to an aggregate during the term of this Agreement of $10,000,000, which limitation is inclusive of any operating or capitalized leases permitted by subsections 7.1(f) and (g).
9.
10. Section 7.Loans or Advances . Except as otherwise provided in Section 7.7, make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of any Restricted Person for the payment of expenses in the ordinary course of business, (c) loans or advances by Borrower to any Guarantor or by one Guarantor to another Guarantor or to any of their respective Subsidiaries; provided any such loans or advances are subject to the limitations specified in Section 7.1(e), (d) loans or advances to joint ventures in amounts not to exceed the Dollar Equivalent of $10,000,000 in the aggregate; provided that within three (3) Business Days of the making of such a loan or advance, Borrower provides Administrative Agent with written notice thereof which shall include a detailed explanation of the business purpose for such loan or advance, (e) loans or advances made by one Canadian Subsidiary to another Canadian Subsidiary, (f) loans or advances made by a Restricted Person to a Canadian Subsidiary; provided that, after giving effect to the making by any Restricted Person of any loan or advance to a Canadian Subsidiary, the sum of (A) the Canadian Dollar Equivalent of the aggregate outstanding principal amount of all loans and advances made by Restricted Persons to the Canadian Subsidiaries, plus (B) the Canadian Dollar Equivalent of the aggregate amount of all equity Investments made by Restricted Persons in the Canadian Subsidiaries, does not exceed at any time during the term of this Agreement fifteen percent (15%) of Borrower's Consolidated total assets or (g) loans and advances extended by one or more Restricted Persons not covered by any of the foregoing in an aggregate amount not to exceed at any one time $500,000.
11.
12.       Section 7.Investments . Except as otherwise provided in
Section 7.6 and except for Permitted Investments, acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of any Person.
13.
14. Section 7.Distributions . Declare, pay, or make, whether in cash or property, any Distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of it's capital stock or any partnership or other interest at any time; provided, that Borrower may declare, pay, or make, whether in cash or property of Borrower, any Distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of Borrower's capital stock; provided, however, no Default or Event of Default exists or would exist after giving effect to such Distribution.
15.
16. Section 7.Issuance of Stock; Changes in Corporate Structure . Permit any of its Subsidiaries to issue or agree to issue additional shares of capital stock, in one or any series of transactions.
17.
18. Section 7.Transactions with Affiliates . Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate, and if such transactions are on less than an arm's length basis, Borrower will provide Administrative Agent with a detailed explanation of the business purpose therefore; provided, however, the foregoing shall not apply to transactions between Borrower and any Guarantor or between Guarantors; and provided further, however, the foregoing shall not apply to any transaction related to Borrower's acquisition of a revenue interest burdening the operations of KPC.
19.
20. Section 7.Lines of Business . Expand, on its own or through any Subsidiary, into any line of business other than those in which Restricted Persons are engaged as of the date hereof and other businesses reasonably related thereto.
21.
22.       Section 7.Cash Flow Coverage Ratio .   Permit its Cash
Flow Coverage Ratio for any four consecutive fiscal quarters to be less than 1.1 to 1.0 prior to June 30, 2000 or to be less than
1.25 to 1.0 on and after June 30, 2000. As used in this Section, "Cash Flow Coverage Ratio" is the ratio of Borrower's Consolidated EBITDA to the sum of (i) Borrower's Consolidated Interest Expense for such period, plus (ii) the greater of (A) current maturities of Consolidated Total Funded Debt, and (B) 1/10th of Consolidated Total Funded Debt. Testing of the Cash Flow Coverage Ratio shall begin with the pro forma financial statements delivered pursuant to Section 6.2(b), for the fiscal quarter ending September 30, 1999 and shall be based on information contained in such financial statements and Borrower's financial statements for the preceding three fiscal quarters.
23.
24. Section 7.Debt to Capitalization Ratio . Permit its Debt to Capitalization Ratio to be greater than .70 to 1.0 prior to June 30, 2000 or to be greater than .65 to 1.0 on and after June 30, 2000.
25.
26. Section 7.Current Ratio . Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.0 to 1.0 at any time.
27.
28. Section 7.Tangible Net Worth . Permit Consolidated Tangible Net Worth as of the close of any fiscal quarter to be less than the sum of (a) ninety percent (90%) of Borrower's pro forma Consolidated Tangible Net Worth as of September 30, 1999, plus (b) fifty percent (50%) of positive Consolidated Net Income for all fiscal periods ending subsequent to September 30, 1999, plus (c) seventy-five percent (75%) of the net proceeds of any equity offering of any Restricted Person.
29.
(a) Section 7.Limitation on Mergers . Will merge or consolidate with or into any other Person except that any Subsidiary of Borrower may be merged into or consolidated with another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or Borrower, so long as Borrower is the surviving business entity. No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.
(b)
30. Section 7.Hedging Contracts . No Restricted Person will enter into any Hedging Contract involving interest rate or foreign exchange transactions except with a Lender.
31.
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          ARTICLE VIII - Events of Default and Remedies

1. Section 8.Events of Default . Each of the following events constitutes an Event of Default under this Agreement (an
"Event of Default"):
2.
(a) any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;
(b)
(c)       any Restricted Person fails to pay any Obligation
(other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three (3) Business
Days after the same becomes due;
(d)
(e) any "default" or "event of default" occurs under any Loan Document as defined therein, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;
(f)
(g) any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;
(h)
(i) any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after the earlier of notice of such failure being given by Administrative Agent to Borrower or Borrower first obtaining knowledge thereof;
(j)
(k) any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted
Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;
(l)
(m) any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;
(n)
(i) any Restricted Person fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $3,000,000, or breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;
(ii)
(iii) either any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);
(iv)
(o)       any Restricted Person:
(p)
     (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the Bankruptcy Code or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

     (i) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the Bankruptcy Code; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

     (i) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

     (i) suffers the entry against it of a final judgment for the payment of money in excess of the Dollar Equivalent of $3,000,000 (not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

     (i) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside;

     (i) conceals, removes, or diverts, or permits to be concealed, removed, or diverted, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them;

     (i) makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar Law;

     (i) makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

     (i) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof;

(a) any Material Adverse Change occurs and continues for a period of thirty (30) days;
(b)
(c) any Security Document shall for any reason not, or cease to, create valid and perfected first-priority Liens in favor of the Administrative Agent, for the benefit of the Lenders, against the Collateral purportedly covered thereby and the failure to create or maintain such first-priority Lien in favor of the Administrative Agent, for the benefit of the Lender Party, shall materially and adversely affect the value of the Collateral taken as a whole; and
(d)
(e)       (m)  there occurs any Change of Control.
(f)
(1) Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to any Restricted Person, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of LC Issuer to issue, increase, extend or modify Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall), without notice to Borrower or any other Restricted
Person, do either or both of the following:   terminate any
obligation of Lenders to make Loans hereunder, and any obligation of LC Issuer to issue, increase, extend or modify Letters of Credit hereunder; and declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.
(2)
2. Section 8.Remedies . If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.
3.
4.
5.
6.
                ARTICLE IX - Administrative Agent

(a) Section 9.Appointment, Powers, and Immunities . Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its Administrative Agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.
Administrative Agent (which term as used in this sentence and in
Section 9.5 and the first sentence of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers,
directors, employees, and agents):   shall not have any duties or
responsibilities except those expressly set forth in this Agreement and shall not be or be deemed to be a trustee or fiduciary for any Lender; shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Restricted Person or any other Person to perform any of its obligations thereunder; shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Restricted Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Restricted Person or any of its Subsidiaries or Affiliates; shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

1.        Section 9.Reliance by Administrative Agent .
Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Restricted Person), independent accountants, and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section
10.6 hereof. As to any matters not expressly provided for by this Agreement, Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; provided, however that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.
2.
3. Section 9.Defaults . Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Lenders and LC Issuer (and to Borrower if such Notice of Default is given by a Lender). Administrative Agent shall (subject to
Section 9.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lender Parties.
4.
5. Section 9.Rights as Lender . With respect to its Commitment Percentage of the Commitment and its Percentage Share of the Facility Amount and the Loans made by it, Administrative Agent (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make Investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Restricted Person or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Administrative Agent (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Restricted Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.
6.
7. Section 9.Indemnification . The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under Section 10.4, but without limiting the obligations of Borrower under such section) ratably in accordance with their respective Percentage Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent, in its capacity as Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Administrative Agent under any Loan Document (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified; provided, further, however, that any action taken or omitted to be taken by Administrative Agent at the direction of the Majority Lenders is agreed not to constitute gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under
Section 10.4 to the extent that Administrative Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this section shall survive payment in full of the Loans and all other amounts payable under this Agreement.
8.
9. Section 9.Non-Reliance on Administrative Agent and Other Lenders . Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Restricted Person or any of its Subsidiaries or Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.
10.
11.       Section 9.Intentionally Omitted .
12.
(a)       Section 9.Sharing of Set-Offs and Other Payments .
Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may, to the fullest extent permitted by Law, exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal to be paid on account of the possession of such funds prior to such recovery.
(b)
13.       Section 9.Intentionally Omitted .
14.
15. Section 9.Benefit of Article IX . The provisions of this Article (other than the following Section 9.11) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender Party. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.
16.
17. Section 9.Successor Administrative Agent . Administrative Agent may, and at the request of Majority Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, Majority Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.4 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of Majority Lenders unless Bank of America shall also simultaneously be replaced as "LC Issuer" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America. 18.
19. Section 9.Documentation Agent and Syndication Agent . None of the Lenders identified on the facing page or signature pages of this Agreement as Documentation Agent or Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a Documentation Agent or Syndication Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
20.
           Remainder of Page Intentionally Left Blank.

                    ARTICLE X - Miscellaneous

1.        Section 10.Waivers and Amendments; Acknowledgments .

(a)       Waivers and Amendments.
(b)
     (i) (i) No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by if such party is Borrower, by Borrower, if such party is Administrative Agent or LC Issuer, by such party, and if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.10). Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which
     would:   waive any of the conditions specified in Article IV
     (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.3(f)); increase such Lender's Commitment (unless such Lender's Commitment is increased consensually pursuant to Section 10.6); reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note; postpone any date fixed for any payment of any such fees, principal or interest; amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents; release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guarantee of such payment or release all or substantially all of the Collateral; or amend this Section 10.1(a).

          (ii) No amendment, waiver or consent shall, unless in writing and signed by LC Issuer in addition to Majority Lenders or all Lenders, as the case may be, affect the rights or duties of LC Issuer; no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Majority Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent; and the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lender Parties and Administrative Agent.


(i) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, no Lender Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party, Administrative Agent is not Borrower's Administrative Agent, but Administrative Agent for Lenders, should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.
(ii)
(b) Joint Acknowledgment. This written Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
(c)
(d) There are no unwritten oral agreements between the parties.
(e)
2.        Section 10.Survival of Agreements; Cumulative Nature .
All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.
3.
(a) Section 10.Notices . All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and each other Restricted Person at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, in the case of facsimile or other electronic transmission, upon delivery in legible form, or in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no notice pursuant to Article II shall become effective until actually received by Administrative Agent or the LC Issuer, as appropriate.
(b)
4.        Section 10.Payment of Expenses; Indemnity .
5.
(i) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within thirty (30) days after any invoice or other statement or notice) pay: all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein; all reasonable costs and expenses incurred by or on behalf of Administrative Agent or Book Manager (including without limitation attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) and following any Default or Event of Default, of each Lender, in connection with the negotiation, preparation, due diligence, syndication, execution and delivery and administration of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, the borrowings hereunder and other action reasonably required in the course of administration hereof, monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document; and all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses of Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents. In addition to the foregoing and without in any way limiting Lenders' rights under Sections 3.2 through 3.6, if during the 180 day period following the closing of this Agreement, any breakage costs, charges or fees are incurred on account of the syndication of this Agreement, Borrower shall immediately reimburse Administrative Agent for any such costs, charges or fees.

(a) Indemnity. Borrower agrees to indemnify Book Manager and each Lender Party and their Affiliates (in this section collectively called "Indemnitees"), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any such Indemnitee growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Indemnitee or any other Person or any liabilities or duties of any Indemnitee or any other Person with respect to Hazardous Materials found in or released into the environment).
(b)
(c) The foregoing indemnification shall apply at all times after borrower's acceptance of the lenders' commitments notwithstanding any failure to fund the escrow created pursuant to the escrow agreement or to make the loan to borrower contemplated by this agreement and whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part by any negligent act or omission of any kind by any indemnitee,
(d)
(e) provided only that no Indemnitee shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Indemnitee, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Indemnitee" shall refer not only to each Person designated as such in this Section 10.4(b) but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Indemnitee.

1. Section 10.Joint and Several Liability; Parties in Interest . All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

1.        Section 10.Assignments and Participations .
2.
(a) Each Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Percentage Share of the Facility Amount and its Commitment Percentage of the Commitment; provided, however, that:
(b)
     (i)       each such assignment shall be to an Eligible
     Transferee;

     (i) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

     (i) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Loan Documents; and

     (i) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance in the form of Exhibit F hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this section, the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.10(d).

(a) Administrative Agent shall maintain at its address referred to in Section 10.3 a copy of each Assignment and Acceptance delivered to and accepted by it.
(b)
(i) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice thereof to the parties thereto.
(ii)
(iii) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Facility Amount
and its Loans); provided, however, that   such Lender's
obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the participant shall be entitled to the benefit of the yield protection provisions contained in Article III and the right of offset contained in Section 6.16, and Borrower, Administrative Agent and LC Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, releasing all or substantially all of the Guarantors or Collateral or increasing its Commitment).
(iv)
(c) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.
(d)
(e) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); subject, however, to the provisions of Section 10.7.
(f)
(g) Section 10.Confidentiality . Each Lender Party agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lender Party from disclosing such information to any other Lender Party or any Affiliate of any Lender Party, or any officer, director, employee, agent, or advisor of any Lender Party or Affiliate of any Lender Party, to any other Person if reasonably incidental to the administration of the credit facility provided herein, as required by any Law, upon the order of any Tribunal, upon the request or demand of any Tribunal, that is or becomes available to the public or that is or becomes available to any Lender Party other than as a result of a disclosure by any Lender Party prohibited by this Agreement, in connection with any litigation to which such Lender Party or any of its Affiliates may be a party, to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee.
(h)
2.        Section 10.Governing Law; Submission to Process .
Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the Laws of the State of Texas and shall be construed and enforced in accordance with and governed by the Laws of the State of Texas and the Laws of the United States, without regard to principles of conflicts of law. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to the Notes. Borrower hereby irrevocably submits itself and each other Restricted Person to the jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law. Any legal proceeding arising out of or in any way related to any of the Loan Documents shall be brought and litigated exclusively in the United States District Court for the Southern District of Texas, to the extent it has subject matter jurisdiction, and otherwise in the Texas District Courts sitting in Harris County, Texas. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper, and further agree to a transfer of any such proceeding to a federal court sitting in the State of Texas to the extent that it has subject matter jurisdiction, and otherwise to a state court in Houston, Texas. In furtherance thereof, Borrower and Lender Parties each hereby acknowledge and agree that it was not inconvenient for them to negotiate and receive funding of the transactions contemplated by this Agreement in such county and that it will be neither inconvenient nor unfair to litigate or otherwise resolve any disputes or claims in a court sitting in such county.
3.
(a) Section 10.Limitation on Interest . Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If the maturity of any Obligation is accelerated for any reason, any Obligation is prepaid and as a result any amounts held to constitute interest are determined